Exhibit 10.2

REIMBURSEMENT AGREEMENT

THIS REIMBURSEMENT AGREEMENT (this “Agreement”) is entered into on April 30 2019, by and between RODIN GLOBAL PROPERTY TRUST, INC. (“RGPT”) and CF REAL ESTATE HOLDINGS, LLC (“CFREH”).  Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Loan Agreement dated as of July 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) between 3596 Alpine Ave, LLC (“Borrower”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF UBS COMMERCIAL MORTGAGE TRUST 2017-C2, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C2 (“Noteholder”), as successor to UBS AG (collectively with Noteholder, “Lender”).

W I T N E S S E T H

WHEREAS, as of the closing date of the Loan, RGPT indirectly owns 100% of the economic interest in Borrower;

WHEREAS, CFREH is currently the Guarantor under the Loan, and has executed a Guaranty and Environmental Indemnity in favor of Lender, with respect to the Loan (the “Guaranties”).

WHEREAS, pursuant to that certain Consent and Assumption Agreement dated as of the date hereof, (i) RGPT has assumed, for the benefit of Noteholder and its successors and assigns, to be bound by, observe and perform, all past (to the extent unsatisfied), present and future liabilities, terms, provisions, covenants and obligations of CFREH as “Guarantor” under the Guaranty and as “Non-Borrower Indemnitor” under the Environmental Indemnity, and (ii) CFREH was released from further personal liability under the Guaranty and Environmental Indemnity for any acts or events occurring or obligations arising after the date hereof which are not caused by, or do not arise out of, any acts or events occurring or obligations arising prior to or simultaneously with the date hereof.

WHEREAS, pursuant to the Guaranties, CFREH is still liable for its obligations under the Guaranties for actions arising between the origination date of the Loan and the date hereof;

WHEREAS, RGPT has agreed to reimburse CFREH for Guaranty Costs and Expenses (as hereinafter defined) which are imposed by Lender on CFREH from and after the date hereof; and

WHEREAS, the parties wish to memorialize RGPT’s reimbursement obligations to CFREH in connection with the Guaranties in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

Reimbursement

. All costs and expenses actually incurred by CFREH in connection with the Guaranties from and after the date hereof (“Guaranty Costs and Expenses”) constitute costs and expenses subject to reimbursement by RGPT under this Agreement. RGPT shall reimburse CFREH, promptly upon demand, for all Guaranty Costs and Expenses not otherwise recovered by CFREH from another person or entity; provided, that CFREH shall not be required or obligated to proceed against another person or entity to recover Guaranty Costs and Expenses (“Third Party Recovery”); provided, further that, to the extent CFREH does receive any Third Party Recovery after RGPT has reimbursed CFREH for the same, CFREH shall promptly return to RGPT an amount equal to the Third Party Recovery received. RGPT’s reimbursement obligations hereunder are absolute and unconditional.

Upon reimbursement of any Guaranty Costs and Expenses by RGPT, CFREH shall assign, and hereby does assign, to RGPT all rights, interests and claims CFREH may have in connection with or arising out of the applicable Guaranty Costs and Expenses paid by CFREH, including, without limitations, right to reimbursement, contribution or subrogation from any third party, and RGPT hereby accepts all such rights, interests and claims.

Successors and Assigns

.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns.

1.03Modification.  This Agreement shall not be changed or modified, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assigns.

Governing Law

; Forum.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within that State without regard to the principles of conflicts of laws.  Each of the parties hereto hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement.

Counterparts

.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

1.06Representations.Each of CFREH and RGPT represents and warrants to the other parties hereto, as follows:

(i)It has full power, authority and legal right to execute, deliver, perform and observe the provisions of this Agreement.

(ii)The execution, delivery and performance by such party to this Agreement have been duly authorized by all necessary action under its constituent documents.

(iii)This Agreement constitutes the legal, valid and binding obligations of such party, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general equity principles.

(iv)No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by such party to this Agreement or for the payment of any sums by such party hereunder.

(v)Neither the execution and delivery of this Agreement by such party, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, conflicts or will conflict with or result in a breach of any of the terms, conditions or provisions of the constituent documents of such party, or of any law, order, writ, injunction or decree of any court or government authority, or of any agreement or instrument to which such party hereto is a party or by which it is bound, or constitutes or will constitute a default thereunder.

1.07No Guaranty Costs and Expenses.CFREH represents and warrants to RGPT, that there have been no Guaranty Costs and Expenses imposed by Lender on CFREH as of the date hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

CF REAL ESTATE HOLDINGS, LLC By: /s/ Steven Bisgay Name: Steven Bisgay Title: Chief Financial Officer
RODIN GLOBAL PROPERTY TRUST, INC. By: /s/ Steven Bisgay Name: Steven Bisgay Title: Chief Financial Officer

[Signature Page to CF Real Estate Holdings, LLC Reimbursement Agreement with Rodin Global Property Trust, Inc., dated April 30, 2019]